Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Identive Group, Inc. pertaining to the registration of 3,000,000 shares of its common stock, of our report dated August 6, 2010, with respect to the financial statements and notes of Multicard GmbH for the six month period ended June 30, 2008 included in the Current Report (Form 8-K/A) of Identive Group, Inc. filed with the Securities and Exchange Commission on August 6, 2010.

/s/ Ernst & Young Ltd

December 10, 2010